Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Catalyst Bancorp, Inc. (the “Company”) of our report dated March 29, 2022, relating to the consolidated financial statements of the Company, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-40893), filed with the Securities and Exchange Commission on March 29, 2022.

/s/Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana

August 24, 2022